UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17305 Daimler St., Irvine CA 92614
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	CYRX	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	CYRXW	The NASDAQ Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

On May 14, 2019, Cryogene, Inc., a Texas corporation (“Buyer”) and a wholly owned subsidiary of Cryoport, Inc., a Nevada corporation (“Cryoport”), and CryoGene Partners, a Texas general partnership doing business as Cryogene Labs (“CryoGene” or “Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). CryoGene generated revenues of approximately $3.9 million in 2018 and approximately $3.4 million in 2017 and is expected to be immediately accretive to Cryoport’s earnings. The closing of the transaction contemplated in the Asset Purchase Agreement occurred simultaneously with the execution of the Asset Purchase Agreement on May 14, 2019.

Pursuant to the terms and subject to the conditions of the Asset Purchase Agreement, Buyer acquired substantially all of the assets of Seller, including, without limitation, tangible personal property, intellectual property assets, inventory, and certain contracts related to Seller’s temperature-controlled biostorage and biobanking solutions business located in Houston, Texas (the foregoing, the “Purchased Assets”), and assumed certain related liabilities.

The aggregate purchase price for the Purchased Assets is $20.5 million in cash, subject to adjustment as described in the Asset Purchase Agreement (the “Total Consideration”), $1 million of which is being deposited into an escrow account to serve as an escrow fund for any indemnifiable losses of Buyer under the Asset Purchase Agreement.

Buyer and Seller have made customary representations and warranties in the Asset Purchase Agreement, as well as certain covenants, including, among other things, that Seller will abide by certain non-competition and non-solicitation covenants.

The Asset Purchase Agreement contains indemnification rights for each of Buyer and Seller for breaches of representations and warranties and covenants, as well as certain other matters, subject to customary deductibles, caps and other limitations.

The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including statements about the expected benefits of the transaction, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties you can find in our Securities and Exchange Commission filings, including the risk factors identified under the heading “Risk Factors” in Cryoport’s most recent Annual Report on Form 10-K and in its subsequent filings. Any forward-looking statement speaks only as of the date on which it is made. Cryoport does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 7.01.	Regulation FD Disclosure.

On May 14, 2019, Cryoport issued a press release announcing the transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Report not later than 71 days after the date this Report is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Report not later than 71 days after the date this Report is required to be filed.

(d)	Exhibits.

The following material is filed as an exhibit to this Report:

Exhibit Number

2.1*	Asset Purchase Agreement, dated May 14, 2019, by and between Cryogene, Inc. and CryoGene Partners

99.1	Press Release, dated May 14, 2019

*	Certain exhibits and schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Cryoport hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: May 14, 2019	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich
Chief Financial Officer